Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference herein this Registration Statement of Highland Hospitality Corporation of our report dated September 20, 2004, relating to the financial statements of Wyndham Acquisition Hotels, which report appears in the Form 8-K/A of Highland Hospitality Corporation dated October 14, 2004.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 15, 2004